Exhibit 10.6

LEASE

This Lease, dated as of this 21 day of May, 2012, is made by and between CHHM Properties, a                      (“Landlord”) and Franklin Synergy Bank, a Corporation (“Tenant”).

PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain space (“Premises”), containing approximately 1200 square feet of floor area. The premises are situated in a building (“Building”) known as 706 Columbia Ave, located at 706 Columbia Ave. The Building together with the land on which the Building is located is sometimes referred to herein as the “Center”. The location of the Premises is generally as set forth on Exhibit A attached hereto and incorporated herein by reference.

TERM AND LEASE YEAR

TERM. This Lease shall be for 24 of 24 months, commencing on 6/1/12 [or when Tenant opens for business, whichever comes first] (Commencement Date). If the Commencement Date is other than the first day of the month, the initial Term shall be extended by the number of days remaining in such month. All rental and other charges due hereunder shall accrue from the Commencement Date.

LEASE YEAR. “Lease Year” shall mean each successive twelve (12) month period during the Term, plus any partial month in which the Lease commences, the first of which shall commence on the Commencement Date.

USE

Tenant shall use the Premises for a office and for no other purpose without the prior written consent of Landlord. Landlord makes no warranty, express or implied, with respect to Tenants use of the Premises. The Premises shall not be used for any illegal purposes, in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the premises. Tenant shall not abandon or vacate the premises during the term of this Lease and shall use the Premises only for the aforesaid purposes herein leased until the expiration of the term hereof.

INITIAL MINIMUM RENT.

Tenant agrees to pay to Landlord as Minimum Rent (“Minimum Rent”).

Months 1-12	$2400 Per Month
Months 13-24	$2400 Per Month

Tenant agrees to pay the Minimum Rent, without notice or demand, in advance, on or before the first (1st) day of each and every successive calendar month during the Term, except that the first (1st) month’s rent ($2400) shall be paid upon execution of this Lease. Rent for any period less than one (1) month shall be prorated. All rent and other charges owed by Tenant under this Lease shall be prorated. All rent and other charges owed by Tenant under this Lease shall be paid to Landlord, without deduction, abatement, or offset, in lawful money of the United State of America and at such reasonable place as Landlord may designate. No termination of this Lease prior to the normal ending thereof shall affect Landlord’s right to collect rent for the period to termination.

PERCENTAGE RENTAL

Purposely Deleted

DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the sum of ($0) Dollars. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease. If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of this security deposit for the payment of any rent or any other sum due hereunder, for payment of any amount which Landlord may spend by reason of Tenant’s default, or for the compensation of Landlord for any other loss or damage suffered by reason of Tenant’s default. If any portion of said deposit is so applied, Tenant shall, upon demand deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord shall not be required to keep the security separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it the security deposit or any balance thereof shall be returned to Tenant within thirty (30) days following the date on which the final payment is due under this Lease or expiration of the Term, whichever is later.

INSURANCE & INDEMNITY

INSURING PARTY. “Insuring Party” shall mean the party who has the obligation to obtain the insurance required hereunder. Tenant shall pay the cost of all insurance required of Tenant as Insuring Party hereunder.

LIABILITY INSURANCE. Tenant shall, at Tenant’s expense, keep in force during the Term of this Lease, a policy of combined single limit, bodily injury and property damage insurance insuring Landlord and tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than One Million and No/100 ($1,000,000.00) Dollars. The policy shall contain contractual liability endorsements and shall insure performance by Tenant of the indemnity provisions of this Article 9 and shall otherwise be reasonably satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. If, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall increase said insurance coverage as required by Landlord. If alcoholic beverages sure to be sold for consumption on the Premises, Tenant, at the Tenant’s expense, shall keep in force liquor liability insurance coverage. Tenant shall name Landlord as additional insured.

PROPERTY INSURANCE.

Landlord shall keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Premises in amounts reasonably satisfactory to Landlord.

Upon demand, Tenant shall pay for any increase in the property insurance of the Building or any other improvements in the Center, if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

Landlord will not insure Tenant’s fixtures, equipment, inventory, Tenant improvements, or other personal property.

INSURANCE POLICY. Insurance policies required hereunder shall be issued by companies satisfactory to Landlord. Upon request, the Insuring Party shall deliver to the other party copies of policies of all such insurance policies or certificates evidencing the existence and amounts of such insurance. No such policy obtained by Tenant shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord. If Tenant is the Insuring Party, Tenant shall, within ten (10) days prior to the expiration of any such policies, furnish Landlord with renewals thereof, or Landlord may order such insurance and charge the cost thereto to Tenant, which amount shall be payable by Tenant upon demand.

WAIVER OF SUBROGATION. Tenant and Landlord each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The Insuring Party shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Notwithstanding the foregoing, the waiver of subrogation herein contained shall not be effective if its inclusion would cancel an insurance policy of any party required under this Article 9.

INDEMNITY. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant’s use of the Premises, from the conduct of Tenant’s business, or from any activity, work or thing done, permitted, or suffered by Tenant in or about the Premises or Center. Tenant shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation of Tenant under the terms of this Lease, or arising from any negligence of the Tenant, or from any other such claim or any related action or proceeding brought against Landlord. In case any such action or proceeding is brought against Landlord,

Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, including acts occasioned by Tenant or its customers, visitors, etc. except for the gross negligence or willful wrongdoing of Landlord, or insured claims to the extent insurance proceeds are available, and Tenant hereby waives all other claims in respect thereof against Landlord to the maximum extent allowed by law. Landlord shall indemnify and hold harmless Tenant from any and all liability or injury loss or damage to person or property arising out of the gross negligence or willful misconduct of Landlord.

EXEMPTION OF LANDLORD FROM LIABILITY. Except for negligence or willful wrongdoing by Landlord, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business; for any loss of income therefrom, or for damage to the improvements, trade fixtures, contents, goods, wares, merchandise or other property of Tenant (“Tenant’s Contents”) or for injury to Tenant, Tenant’s employees, agents, contractors, invitees, customers, or any other person in or about the Premises, regardless of the cause of such injury or damage. Landlord shall have no liability with respect to any such loss, damage or injury, whether such loss, damage or injury is caused by or results from fire, steam, electricity, gas, water or rain; from the breakage, leakage, obstruction, failure, insufficiency, or other defects of any heating, ventilation, air conditioning, utilities furnished, pipes, sprinklers, wires, appliances, plumbing, or lighting fixtures, or from any other cause, and whether the said loss, damage, or injury results from conditions arising at the Premises or at other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building.

OTHER INSURANCE. Tenant shall maintain all other insurance which Tenant is required to maintain by law.

FORCE MAJEURE. Tenant and Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable for damages to each other, so long as the performance or nonperformance of the covenant or obligation is delayed, caused by, or prevented by an act of nature or force majeure, and any other causes not reasonably within the control of either party.

COMPLIANCE WITH LAW

Tenant shall comply with, and shall not permit or suffer anything to be done in or about the Premises in violation of any law, statute, ordinance or governmental rule or regulation now in force or hereafter arising.

ALTERATIONS & ADDITIONS

Tenant shall not make or allow any alterations, additions, or improvements to or of the Premises or any part thereof without first obtaining the written consent of Landlord, which consent may be withheld, conditioned or delayed in Landlord’s sole discretion.

REPAIRS

TENANT’S REPAIRS. Tenant shall, through the term of this Lease, at Tenant’s expense, maintain the Premises in good order and repair, excluding only such repairs as Landlord is specifically obligated to make under this Article, subsection B. Tenant shall not suffer or commit waste. Tenant’s obligation to repair shall include the obligation to maintain, service and replace. Without limiting the generality of the foregoing, Tenant agrees that the obligation of Tenant to repair, maintain, service and replace shall extend to all doors to the Premises, and to all electrical, air conditioning, heating and sprinkler systems, plumbing and plumbing fixtures and sewerage pipes serving the Premises exclusively. Tenant shall be responsible for damage, from whatever causes, to all glass or plate glass in the Premises, for all damages to water or steam pipes in the Premises caused by freezing or neglect by Tenant, and for damages to the Property of other tenants of Landlord caused by the overflow or breakage of any such pipes in the Premises. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from and against any and all costs, expenses, liens or charges against the Premises arising out of or related to any obligation or Tenant under this Article. Tenant shall, upon the expiration or sooner termination of the Term of this Lease, surrender the Premises to the Landlord in good condition, broom clean, ordinary wear and tear excepted. Any damage to adjacent premises caused by Tenant’s use of the Premises shall be repaired at the sole cost and expense of Tenant.

LANDLORD’S REPAIRS. Landlord shall keep the HVAC for the Center, the roof, foundations and exterior walls of the Premises (exclusive of all glass and exclusive of all exterior doors) and the underground utility and sewer pipes outside the exterior walls of the Building in which the Premises are located in good repair, except that repairs rendered necessary by the negligence of Tenant, Tenant’s agents, employees and invitees are the responsibility of Tenant. Landlord, however, makes no warranty or representation concerning the condition of the Premises on the date of this Lease. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair and Landlord shall have a reasonable time, not to exceed (30) days, after receipt of such notice in which to make such repairs and if the repairs cannot reasonably be completed within the 30 day period, a reasonable time thereafter so long as Landlord is diligently pursuing completion of the repairs. Failure by Tenant to report such condition shall make Tenant responsible to Landlord for any excess liability incurred by Landlord by reason of such failure.

LIENS

Tenant shall keep the Premises, the Building, and the Center free from all liens arising out of any work performed, services rendered, material furnished or obligations incurred by or on behalf of Tenant, and shall perform no work as Landlord’s agent.

ASSIGNMENT AND SUBLETTING

Tenant shall not directly or indirectly, voluntarily or involuntarily, or by operation of the law, assign, transfer, sell, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises, or any portion thereof, nor shall Tenant change ownership, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord’s consent to any assignment or sublease shall not constitute a waiver of the rights of Landlord under this Article 14, and all later assignments or subleases shall be made likewise only with the prior written consent of Landlord. Any assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

UTILITIES

From and after the date on which Landlord delivers the premises to Tenant for construction or renovation (“Possession Date”), Tenant shall pay for all water, gas, heat, light, electric power, and sewer charges, telephone service and all other services and utilities supplied to the Premises, together with any taxes thereon.

PERSONAL PROPERTY TAXES

Tenant shall pay, or cause to be paid, before delinquency, any and all taxes and assessments levied or assessed which become payable during the Term hereof, based upon Tenant’s use of the Premises, or upon Tenant’s leasehold improvements, equipment, furniture, fixtures, and other personal property located in the Premises or for services rendered to Tenant by any governmental authority.

HOLDING OVER

If Tenant remains in possession of the Premises after the expiration or termination of the Term of this Lease without Landlord’s express written consent Tenant will be deemed to be occupying the Premises as a tenant-at-will, subject to all the covenants and obligations of this Lease and at a minimum daily rental of 150% of the Minimum Rent provided hereunder. If any property not belonging to Landlord remains at the Premises after the expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such reasonable disposition of such property as Landlord may desire without liability for compensation or damages to Tenant.

ENTRY BY LANDLORD

Tenant shall permit Landlord to enter the Premises during reasonable hours, to inspect the same, to submit said Premises to prospective purchasers, lenders, or tenants, with reasonable advance notice to post notices or non-responsibility, and to repair the Premises and any portion of the Building, all as Landlord may deem necessary or desirable, without abatement of rent Tenant hereby waives any claim for damages or for any injury or inconvenience to, or interference with Tenant’s business, for any loss of occupancy or quiet enjoyment of the Premises, and for any other loss occasioned thereby unless Landlord is negligent.

DEFAULT AND REMEDIES

EVENTS OF DEFAULT. Any one (1) of the following shall be an “Event of Default” by Tenant: (1) if Tenant fails to pay rent or other money due hereunder when payment is due; (2) if Tenant fails to cure any other default or breach under the terms of this Lease within thirty (30) days after notice is sent by Landlord; or (3) if any person shall levy upon, attach or take Tenant’s leasehold interest or any other property of Tenant upon execution, foreclosure, attachment or other process of law; without Tenant promptly restricting said levy or event or (4) if Tenant makes an assignment of Tenant’s property for the benefit of any creditors; or (5) if Tenant becomes insolvent; or (6) if any bankruptcy, insolvency or reorganization proceedings or arrangements with creditors is commenced by or against Tenant; or (7) if a receiver or trustee is appointed for any of Tenant’s property; or (8) if Tenant fails to move into, take possession of and open the Premises for business as required hereunder; or (9) if this Lease is transferred, or the Premises are occupied by anyone other than Tenant, except as may be specifically permitted by this Lease.

REMEDIES.

In any of said Events of Default mentioned in Section A, above, Landlord shall have the option to terminate this Lease or Tenant’s rights hereunder, to repossess the Premises, and shall, in either case, have the right immediately and without notice or demand, to enter the Premises and remove Tenant, Tenant’s legal representatives, and other occupants, and their property, by legal proceedings or otherwise. Tenant hereby waives any claim it might have for trespass or conversion.

In case of re-entry or dispossession by legal proceedings or termination of this Lease by Landlord as herein provided, Tenant agrees it will be liable to Landlord for all the reasonable expenses Landlord incurs for legal fees related to enforcing this Lease and making any new lease with another Tenant; brokerage commissions in obtaining another tenant; and expenses incurred in putting the Premises in good order and preparing the Premises for re-rental. In addition, Tenant agrees it will remain liable to Landlord for all rents and other charges accrued at the time of such re-entry, dispossession or termination and for Landlord’s damages arising out of the failure of Tenant to observe and perform Tenant’s covenants herein contained. In addition, for each month of the period which would otherwise have constituted the balance of the Term, Tenant shall remain liable for and pay on demand any deficiency between the monthly installment of Minimum Rent plus all other rental due hereunder and all other charges that would have been payable for the month in question, less the net amount, if any, of the rents actually collected by Landlord from a new tenant. Landlord may relet the Premises, or any part thereof, for a term which may be less or more than the period which would have constituted the balance of the Term and may grant concessions or free rents to a new tenant. Landlord’s refusal or failure to relet the Premises or any party thereof to any new tenant for any reasonable reason shall not release or affect Tenant’s liability, and Landlord shall not be liable in any way for failure to relet the Premises, or if relet, for failure to collect the rent under such reletting. Any monies collected from any reletting shall be applied first to the foregoing expenses and damages of Landlord and then to the payment of Minimum Rent and other payments due from Tenant to Landlord. Tenant will not be entitled to any surplus.

ADDITIONAL REMEDIES. In the event of an uncured Event of Default or a threatened Event of Default by Tenant, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings, and other remedies were not herein provided. The seeking of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

DEFAULT BY LANDLORD

Landlord shall not be in default unless Landlord fails to perform a material obligation hereunder within the time periods set forth herein, or if no time period is indicated, then within a reasonable time, after written notice of default by Tenant to Landlord.

RECONSTRUCTION

If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and all rent shall be accounted for as between Landlord and Tenant through such date. If the Premises are damaged but not wholly destroyed by any of such casualties, so long as Tenant has functional space in order to run its business in a normal fashion and in accordance with applicable law, this Lease shall not terminate and, rent shall abate in such proportion as use of the Premises has been destroyed, and Landlord shall restore the Premises to substantially the same condition as before damage as speedily as practicable, whereupon full rent shall recommence; provided, however, that in the event of such partial destruction, Landlord or Tenant shall have the option (in lieu of any restoration obligation) to terminate this Lease, by notice to the other given within thirty (30) calendar days following such damage, if either (i) the cost of such restoration (whether or not compensated for by insurance) shall exceed the annual fixed rent then payable under Paragraph 4; or (ii) such damage reduced the gross rentable floor area of the Premises by fifty (50%) percent or more or, if such damage occurs during the last half of the term of this Lease, twenty-five (25%) percent or more or (iii) the cost of such restoration exceeds the amount of casualty insurance on the Premises maintained by Landlord; (iv) or the required restoration cannot be completed within 180 days of the damage, Tenant shall place personal property and install fixtures in the Premises at Tenant’s sole risk and expense. No insurance carried by Landlord will provide coverage of any kind for such personal property and fixtures.

If the Center shall be damaged by storm, fire, lightning, earthquake or other casualty, and such damage reduces by more than twenty-five (25%) percent the gross rentable floor area of the Center, Landlord shall have the option to terminate this Lease regardless of whether or not such casualty damages the Premises and whether or not the restoration of such damage would be compensated by insurance. Landlord shall notify Tenant in writing within thirty (30) days after the occurrence of any such casualty if Landlord intends to so terminate this Lease; any such termination shall be effective as of the date of such casualty. Provided, however, Tenant’s obligation to pay rent hereunder shall continue so long as Tenant is in possession of the Premises and the Premises is usable for the purposes for which it was leased in accordance with applicable law. In the event such damage, destruction, or appropriation by eminent domain does not give rise to insurance or award for the Tenant, then the Landlord’s rights herein to cancel would be subject to repayment by the Landlord of Tenant’s unamortized leasehold improvements.

EMINENT DOMAIN

If Any of the Premises shall be taken or appropriated by or conveyed to any public authority under the power of eminent domain, either party hereto shall have the right, at its option, within thirty (30) days after said taking, to terminate this Lease upon written notice. If any of the Premises is taken or conveyed, and neither party elects to terminate as herein provided, the Minimum Rent thereafter to be paid shall be equitably reduced. If any part of the Center other than the Premises shall be so taken, appropriated, or conveyed, Landlord shall within thirty (30) days of the taking, or conveyance, whichever occurs later, have the right at its option, to terminate this Lease upon written notice to Tenant. In the event of any taking, appropriation or conveyance, whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease. In the event such damage, destruction, or appropriation by eminent domain does not give rise to insurance or award by the Tenant, then the Landlord’s rights herein to cancel would be subject to repayment by the Landlord of Tenant’s unamortized leasehold improvements.

PARKING & OTHER COMMON AREA

Landlord shall have the right, at any time and from time to time, to change the size, location, elevation or nature of the Common Areas, or any part thereof, including, without limitation, the right to locate thereon structures and buildings of any type, provided that Tenants rights hereunder shall not be materially adversely affected (including access and parking rights). All Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right, at any time and from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas and the use thereof. Tenant agrees to abide by and conform to such rules and regulations upon notice thereof; and to cause its concessionaires, invitees and licensees, and its and their employees and agents, so to abide and conform. Landlord shall have the right (i) to close, if necessary, all or any portion of the Common Areas to such extent as may, in the opinion of Landlord’s counsel, be reasonably necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, (ii) to close temporarily all or any portion of the Common Areas to discourage non-customer use, (iii) to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Center and (iv) to do and perform such other acts (whether similar or dissimilar to the foregoing) in, to and with respect to the Common Areas, as in the use of good business judgment, Landlord shall determine to be appropriate for the Center.

MAINTENANCE. Landlord shall keep the Common Area in a neat, clean and orderly condition and shall repair any damage to the facilities thereof.

COMMON RIGHTS. Tenant shall have the nonexclusive right in common with Landlord, other present and future owners, other tenants, and their respective agents, employees, customers, licensees and subtenants, to use the Common Area during the entire Term of this Lease, or any extension thereof, provided, however, that Landlord shall maintain full control and authority over the Common Area at all times.

RULES AND REGULATIONS. Tenant, in the use of the Common Area, agrees to comply with such reasonable rules, regulations and charges as are set forth in Exhibit B, and as Landlord may reasonably adopt from time to time for orderly and proper operation of said common area.

SIGNS

Tenant may affix and maintain upon the Premises only those signs which meet the attached sign criteria (Exhibit C), or otherwise approved by Landlord.

LANDLORD’S LIABILITY

Tenant specifically agrees to look solely to Landlord’s equity or leasehold interest in the Center for recovery of any liability from Landlord. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages by reason of Landlord’s breach of the terms of this Lease.

FINANCIAL STATEMENTS

Upon 10 days’ prior written notice from Landlord, Tenant shall provide Landlord or Lender which is negotiating with Landlord for interim, construction or permanent financing, with confidential current financial statements provided Landlord shall cause any confidentiality agreements or other documentation reasonably requested by Tenant to be executed. The provisions of this Article 26 shall likewise apply for the benefit of any potential equity participant, purchaser, or joint venturer with respect to ownership of the Center.

TENANT’S RIGHT TO TERMINATE

Provided, Tenant is not then in default hereunder, Tenant may terminate this Lease upon ninety (90) days prior written notice to Landlord. In the event of such termination, Landlord shall be entitled to retain the Deposit, and Tenant shall pay to Landlord all Minimum Rent and Adjustments due hereunder through the date of termination of the Lease.

MISCELLANEOUS

PLATS AND RIDERS. Clauses, Exhibits, plats, riders and addenda, if any, affixed to this Lease are a part hereof and incorporated herein by this reference.

WAIVER. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition with respect to any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such rent.

MARGINAL HEADINGS. The marginal headings and titles to the Sections and Articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

TIME. Time is of the essence of this Lease and of the performance of each and all of its provisions in which performance is a factor.

BINDING EFFECT. The covenants and conditions herein contained, subject to the provision as to assignment and subletting, shall apply to and bind the heirs, successors, executors, administrators, sublessees, licensees, concessionaires, and assigns of the parties hereto.

RECORDATION. Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request and expense of the party requesting the same.

QUIET POSSESSION. Upon Tenant’s paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for fire Term, subject to all the provisions of this Lease use and enjoyment.

LATE CHARGES. If any installment of rent of any sum due from Tenant shall not be received by Landlord within seven (7) days from the date due, then Tenant shall pay to Landlord a late charge equal to fifty dollars ($50) per day until the amount due is paid in full.

BROKER’S COMMISSION. Each of the parties represents and warrants to the other that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease.

PRIOR AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or altered except by an agreement in writing signed by the parties hereto or their respective successors in interest.

PARTIAL INVALIDITY. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and all other provision shall remain in full force and effect.

CUMULATIVE REMEDIES. No remedy or election of Landlord hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

CHOICE OF LAW AND VENUE. This Lease shall be governed by the laws of the State of Tennessee. The parties hereby agree that the only proper and convenient venue and/or jurisdiction for any litigation between them related to this Lease or the relationship of the parties as evidenced by this Lease shall be in the Circuit or Chancery Courts of Williamson County, Tennessee, or the United States District Court for the Middle District of Tennessee.

ATTORNEY’S FEES. Should it be necessary for Landlord or Tenant to employ legal counsel to enforce any of the provisions herein contained, Landlord and Tenant agree the party against whom judgement is rendered shall pay all attorney’s fees and collection costs reasonably incurred, including costs of appeal, court costs, and court reporter’s fees.

SALE OF PREMISES BY LANDLORD. In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale provided that the purchaser expressly assumes in writing all obligations of Landlord hereunder.

SUBORDINATION AND ATTORNMENT. Tenant agrees to subordinate its rights hereunder to the lien of any mortgage, deed of trust, or other security instrument, in favor of any lender, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage, deed of trust, or other security instrument covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale, and recognize such purchaser and the Landlord under this Lease, provided that Landlord obtains from its mortgagee a non-disturbance agreement for the benefit of Tenant in a form reasonably acceptable to Tenant.

NOTICES. All notices and demands given under this Lease shall be in writing, and shall be sent by certified mail, return receipt requested, postage prepaid, or delivered in person,

To Landlord At:	900 Briarwood Crest
Nashville TN 37221

To Tenant At:	722 Columbia Ave.
Franklin TN 37064

All such notices shall be deemed given when deposited with the United States Postal Service as hereinabove provided, or delivered, in the case of a delivered notice. Either party may change the designated address by written notice to the other party.

TENANT’S STATEMENT. Tenant shall at any time and from time to time, upon not less than five (5) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord such written estoppel certificates as may be reasonably and customarily required by any prospective purchaser, lender, or venturer of all or any portion of the Center.

AUTHORITY OF TENANT. If Tenant is other than an individual, each individual executing this Lease represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant, and that his Lease is binding upon Tenant.

EXHIBITS. The following Exhibits and Riders are attached to this Lease after the signatures and are incorporated herein by reference.

EXHIBIT A Location and Dimensions of Premises

EXHIBIT B Rules and Regulations

EXHIBIT C Sign Criteria and Specifications

EXHIBIT D Option to Extend

NUMBER AND GENDER. Whenever the context of this Lease so requires, the use of the plural shall include the singular, the masculine, the feminine, and vice versa.

TAX ON RENTS. If any governmental authority imposes any sales and use tax, or similar tax, upon the rents and other charges required hereunder, other than regular income taxes owed by Landlord, Tenant shall be responsible for paying said additional taxes in a timely manner.

PAYMENTS PRIOR TO BANKRUPTCY. If any bankruptcy or reorganization proceedings are commenced by or against Tenant, all payments made under this Lease shall be applied to the most recent obligations of Tenant hereunder, rather than to the oldest obligations of Tenant hereunder, regardless of any contrary intention of Tenant.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

TENANT:	LANDLORD:

[	Franklin Synergy Bank	]

[	]

By:	Kevin Herrington	By:

Title:	SVP	Title:

Date:	5/21/12	DATE	5/22/12

EXHIBIT “A”

LOCATION AND APPROXIMATE DIMENSIONS OF PREMISES

EXHIBIT “B”

RULES AND REGULATIONS

TENANT AGREES AS FOLLOWS:

1.	Landlord may amend or add new Rules and Regulations for the use and care of the Premises, the Building, and the Center, at any time in the future as Landlord reasonably deems is in the best interest of the Center.

3.	Garbage and refuse shall be kept in the kind of container specified by Landlord and shall be placed at the location outside the Premises designated by Landlord, for collection at the times specified by Landlord. Tenant shall pay the cost of removal of garbage and refuse. Lessee shall store soiled or dirty linen only in approved fire rating organization containers.

4.	No radio, television, phonograph or other similar devices, or antenna attached thereto (inside or outside) shall be installed without first obtaining in each instance Landlord’s consent in writing, and if such consent be given, no such device shall be used in a manner so as to be heard or seen outside of the Premises. Landlord may withdraw any such consent at any time and in such event Tenant shall remove any such installation within ten (10) days after notice. Network Wireless antenna allowed.

5.	At all times, Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

6.	The outside areas immediately adjoining the Premises shall be kept clean and free from snow, ice, dirt and rubbish by Tenant, and Tenant shall not place, suffer or permit any obstructions or merchandise in such areas.

7.	Tenant shall not use the Common Areas of the Center for business purposes.

9.	Plumbing facilities shall not be used for any purposes other than that for which they are constructed, and no foreign substance of any kind shall be placed therein.

10.	Tenant shall use, at Tenant’s cost, a pest extermination contractor at such reasonable intervals as Landlord may require.

11.	Tenant shall not burn trash or garbage in or about the Premises, the Center, or within one (1) mile of the outside boundary of the Center.

12.	Tenant shall not place, suffer or permit displays, decorations or shopping carts on the sidewalk in front of the Premises or on or upon any other part of the Common Area of the Center.

13.	Tenant agrees at all times to maintain the heating and air-conditioning equipment in the Premises, to furnish Landlord with a copy of Tenant’s maintenance policy or program, and to at all times maintain temperatures in the Premises consistent with good business practice for the benefit of customers and employees.

14.	Tenant agrees not to distribute any handbills or other advertising matter on or about any part of the Center.

15.	No voluntary or involuntary auction, fire, bankruptcy and/or going-out-of-business sale shall be conducted in, at, or about the Premises, or any portion thereof, without the approval of Landlord.

16.	Tenant shall not allow any smoke, fumes, or noxious odors to emanate from the Premises.

17.	Tenant further agrees not to install any exterior lighting, amplifiers, or similar devices for use in or about the Premises or to utilize any advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

18.	Tenant agrees to keep about the Premises, that number and kind of fire extinguisher which is recommended or required by either insurance companies or governmental bodies, and to service and/or replace same as the manufacturer recommends.

19.	Tenant agrees to place no vending machines or kiosks on the sidewalks outside the Premises.

EXHIBIT “C”

SIGN CRITERIA

1.	The location, character, design, color and layout of all exterior signs shall be approved by Landlord, which approval may be withheld in Landlord’s sole discretion. Proper consideration, however, shall be given to the style, design and character of signs used by occupant(s) for the same or similar retail operations elsewhere.

2.	Tenant agrees to pay all costs for the fabrication and installation of all exterior signage in accordance with Paragraph (1) above. All signs shall be fabricated and installed in compliance with all applicable building and electrical codes and bear a U.L. label. The name and/or stamp of the sign contractor or sign company or both shall not be exposed to view.

3.	Any and all approved signs placed on the Premises by Tenant shall be maintained in compliance with all governmental ordinances, rules and regulations governing such signs, and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs or violation or ordinance, rule or regulations with regard thereto. Upon any removal of said sign, Tenant shall simultaneously repair all damage incidental to such removal. All such signs shall be so removed prior to the expiration or termination of this Lease.

4.	The following type signs are prohibited:

(a)	Paper, cardboard or hanging signs and /or stickers utilized as signs, whether affixed or hung from windows, door, facia or canopy, except for government required window stickers.

(b)	Signs of a temporary character or purpose, irrespective of the composition of the sign or material use therefore, except signage professionally and tastefully prepared.

(c)	Portable trailer signs;

(d)	Moving signs: and

(e)	Temporary sign: exception being that Tenant will place a “Coming Soon” type of sign interiorly facing outwardly within one week after lease execution.

“EXHIBIT “D”

CONDITION TO EXTEND

Provided Tenant is not in default at the time Tenant exercises Tenant’s option hereunder and at the commencement date of the Extension Term, Tenant may, at its option, extend the Term of this Lease for 2 periods of 1 years (“Extension Term”) by giving Landlord written notice of the exercise of this option to extend at any time prior to the one hundred eightieth (180th) day before the expiration date of the preceding Term. All of the terms, conditions, and obligations set forth in this Lease shall remain in full effect during the Extension Term. The Minimum Rent for the Extension Term is as follows:

If this Lease expires or is validly terminated at any time or, if Tenant fails to give the advance notice required hereunder. Tenant’s option to extend the Term shall be cancelled and of no force or effect.

Tenant:	Page PAGE 20 of NUMPAGES 20